                                                                   EXHIBIT 10.10


                            ASSET PURCHASE AGREEMENT
                        AMONG UNIDYNAMICS/PHOENIX, INC.,
                            UNIDYNAMICS CORPORATION

                                      AND

                            PACSCI ACQUISITION, INC.

                               TABLE OF CONTENTS



                                                                           Page
                                                                           ----
ARTICLE I              DEFINITIONS  . . . . . . . . . . . . . . . . . . . . 1

1.1                 Accounting Terms  . . . . . . . . . . . . . . . . . . . 1

1.2                 Accounts Receivable . . . . . . . . . . . . . . . . . . 1

1.3                 Acquisition Agreements  . . . . . . . . . . . . . . . . 2

1.4                 Agreement . . . . . . . . . . . . . . . . . . . . . . . 2

1.5                 Archives  . . . . . . . . . . . . . . . . . . . . . . . 2

1.6                 Assets  . . . . . . . . . . . . . . . . . . . . . . . . 2

1.7                 Omitted . . . . . . . . . . . . . . . . . . . . . . . . 2

1.8                 Assumed Liabilities . . . . . . . . . . . . . . . . . . 2

1.9                 Assumption Agreement  . . . . . . . . . . . . . . . . . 2

1.10                Books and Records . . . . . . . . . . . . . . . . . . . 2

1.11                Classified Contracts  . . . . . . . . . . . . . . . . . 2

1.12                Closing . . . . . . . . . . . . . . . . . . . . . . . . 2

1.13                Closing Date  . . . . . . . . . . . . . . . . . . . . . 2

1.14                Omitted . . . . . . . . . . . . . . . . . . . . . . . . 2

1.15                Consent(s)  . . . . . . . . . . . . . . . . . . . . . . 3

1.16                Contract Rights . . . . . . . . . . . . . . . . . . . . 3

1.17                Contracts . . . . . . . . . . . . . . . . . . . . . . . 3

1.18                Customer Furnished Material . . . . . . . . . . . . . . 3

1.19                Customer Owned Equipment  . . . . . . . . . . . . . . . 3

1.20                Employee Benefit Plans  . . . . . . . . . . . . . . . . 3

1.21                Employee Pension Plans  . . . . . . . . . . . . . . . . 3

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
                                                                           Page
                                                                           ----
1.22                Environmental Law(s)  . . . . . . . . . . . . . . . . . 4

1.23                ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.24                Environmental Liability of Seller . . . . . . . . . . . 4

1.25                Environmental Liability of Purchaser  . . . . . . . . . 4

1.25(a)             Excluded Assets  . . . . . . . . . . . . . . . . . . .  5

1.26                Excluded Accounts Receivable  . . . . . . . . . . . . . 5

1.27                Excluded Liabilities  . . . . . . . . . . . . . . . . . 5

1.28                Exhibits  . . . . . . . . . . . . . . . . . . . . . . . 5

1.29                February Balance Sheet  . . . . . . . . . . . . . . . . 5

1.29(a)             Final Closing Date Balance Sheet  . . . . . . . . . . . 5

1.29(b)             Financial Statements  . . . . . . . . . . . . . . . . . 5

1.29(c)             GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . 5

1.30                Hazardous Materials . . . . . . . . . . . . . . . . . . 5

1.31                Intangible Property . . . . . . . . . . . . . . . . . . 5

1.32                Interim Financial Statements  . . . . . . . . . . . . . 5

1.33                Inventories . . . . . . . . . . . . . . . . . . . . . . 6

1.34                Lease . . . . . . . . . . . . . . . . . . . . . . . . . 6

1.35                Leased Real Estate  . . . . . . . . . . . . . . . . . . 6

1.36                Net Book Value  . . . . . . . . . . . . . . . . . . . . 6

1.36(a)             Northrop Arbitration  . . . . . . . . . . . . . . . . . 6

1.37                Notice  . . . . . . . . . . . . . . . . . . . . . . . . 6

1.38                Notice of Disagreement  . . . . . . . . . . . . . . . . 6

1.38(a)             Other Transfer Taxes  . . . . . . . . . . . . . . . . . 6

1.39                Permits . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                                           Page
                                                                           ----
1.40                Permitted Exceptions  . . . . . . . . . . . . . . . . . 6

1.41                Personal Property . . . . . . . . . . . . . . . . . . . 6

1.42                Post-Closing Adjustment . . . . . . . . . . . . . . . . 7

1.43                Preliminary Closing Date Balance Sheet  . . . . . . . . 7

1.44                Preliminary Purchase Price  . . . . . . . . . . . . . . 7

1.45                Prepaid Expenses  . . . . . . . . . . . . . . . . . . . 7

1.46                Product Warranties  . . . . . . . . . . . . . . . . . . 7

1.47                Proprietary Information . . . . . . . . . . . . . . . . 7

1.48                Proprietary Rights  . . . . . . . . . . . . . . . . . . 7

1.49                Purchase Price  . . . . . . . . . . . . . . . . . . . . 7

1.50                Purchaser's Accountants . . . . . . . . . . . . . . . . 7

1.51                Purchaser's Counsel . . . . . . . . . . . . . . . . . . 7

1.52                Purchaser's Knowledge . . . . . . . . . . . . . . . . . 8

1.53                Purchaser's Losses  . . . . . . . . . . . . . . . . . . 8

1.54                Real Estate . . . . . . . . . . . . . . . . . . . . . . 8

1.55                Required Consent Contracts  . . . . . . . . . . . . . . 8

1.56                Restricted Party  . . . . . . . . . . . . . . . . . . . 8

1.56(a)             Sales Taxes  . . . . . . . . . . . . . . . . . . . . .  8

1.57                Schedules . . . . . . . . . . . . . . . . . . . . . . . 8

1.58                Security Clearance  . . . . . . . . . . . . . . . . . . 8

1.59                Seller's Accountants  . . . . . . . . . . . . . . . . . 8

1.60                Seller's Counsel  . . . . . . . . . . . . . . . . . . . 8

1.61                Seller's Knowledge  . . . . . . . . . . . . . . . . . . 8

1.62                Seller's Losses . . . . . . . . . . . . . . . . . . . . 8

                                                                           Page
                                                                           ----
1.63                Sublease  . . . . . . . . . . . . . . . . . . . . . . . 9

1.64                Employees . . . . . . . . . . . . . . . . . . . . . . . 9

1.65                Terminated Contract Inventory . . . . . . . . . . . . . 9

1.66                Unbilled Accounts Receivable  . . . . . . . . . . . . . 9

1.67                Vendors' Warranties . . . . . . . . . . . . . . . . . . 9

1.68                Year-end Financial Statements . . . . . . . . . . . . . 9

ARTICLE II             SALE OF ASSETS . . . . . . . . . . . . . . . . . . . 9

2.1                 Purchase and Sale of Assets . . . . . . . . . . . . . . 9

2.2                 Definition of Assets  . . . . . . . . . . . . . . . . . 10

2.3                 Excluded Assets . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III            PURCHASE PRICE . . . . . . . . . . . . . . . . . . . 10

3.1                 Consideration for Assets  . . . . . . . . . . . . . . . 10

3.2                 Payment of Consideration  . . . . . . . . . . . . . . . 11

3.3                 Assumption of Certain Liabilities . . . . . . . . . . . 11

3.4                 Liabilities Not Assumed . . . . . . . . . . . . . . . . 11

3.5                 Allocation of Purchase Price  . . . . . . . . . . . . . 12

3.6                 Payment of Sales and Related Taxes  . . . . . . . . . . 13

ARTICLE IV             REPRESENTATIONS AND WARRANTIES
                       OF SELLER AND SHAREHOLDER  . . . . . . . . . . . . . 14

4.1                 Corporate Status  . . . . . . . . . . . . . . . . . . . 14

4.2                 Due Authorization . . . . . . . . . . . . . . . . . . . 14

4.3                 Authority of Seller . . . . . . . . . . . . . . . . . . 14

4.4                 Consent . . . . . . . . . . . . . . . . . . . . . . . . 15

4.5                 Enforceability  . . . . . . . . . . . . . . . . . . . . 15

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
4.6                 Governmental Orders; Compliance with Laws . . . . . . . 15

4.7                 Ownership of Assets . . . . . . . . . . . . . . . . . . 16

4.8                 Contracts . . . . . . . . . . . . . . . . . . . . . . . 16

4.9                 Pending Litigation  . . . . . . . . . . . . . . . . . . 17

4.10                Pending Product Claims  . . . . . . . . . . . . . . . . 17

4.11                Inventories . . . . . . . . . . . . . . . . . . . . . . 17

4.12                Accounts Receivable.  . . . . . . . . . . . . . . . . . 17

4.13                Proprietary Rights and Information  . . . . . . . . . . 18

4.14                Personal Property . . . . . . . . . . . . . . . . . . . 18

4.15                Real Property . . . . . . . . . . . . . . . . . . . . . 18

4.16                Permits . . . . . . . . . . . . . . . . . . . . . . . . 19

4.17                Employees . . . . . . . . . . . . . . . . . . . . . . . 19

4.18                Employee Benefits . . . . . . . . . . . . . . . . . . . 19

4.19                Occupational Safety and Health  . . . . . . . . . . . . 19

4.20                Environmental Protection  . . . . . . . . . . . . . . . 20

4.21                Financial Statements  . . . . . . . . . . . . . . . . . 21

4.22                Commissions and Fees  . . . . . . . . . . . . . . . . . 21

4.23                Operations in the Ordinary Course
                    of Business; No Material Adverse Chances  . . . . . . . 22

4.24                Supplies and Customers  . . . . . . . . . . . . . . . . 22

4.25                Insurance . . . . . . . . . . . . . . . . . . . . . . . 22

4.26                Exclusion of Implied Warranties . . . . . . . . . . . . 22

                                                                          Page
                                                                          ----
ARTICLE V              REPRESENTATIONS AND WARRANTIES
                       OF PURCHASER  . . . . . . . . . . . . . . . . . . . 23

5.1                 Corporate Status . . . . . . . . . . . . . . . . . . . 23

5.2                 Due Authorization  . . . . . . . . . . . . . . . . . . 23

5.3                 Authority of Purchaser . . . . . . . . . . . . . . . . 23

5.4                 Enforceability . . . . . . . . . . . . . . . . . . . . 23

5.5                 Consents . . . . . . . . . . . . . . . . . . . . . . . 24

5.6                 Commissions and Fees . . . . . . . . . . . . . . . . . 24

5.7                 Governmental Orders  . . . . . . . . . . . . . . . . . 24

5.8                 Pending Litigation . . . . . . . . . . . . . . . . . . 24

ARTICLE V(a)           COVENANTS OF PURCHASER  . . . . . . . . . . . . . . 24

5.9                 Security Clearances  . . . . . . . . . . . . . . . . . 24

5.10                Best Efforts . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VI             CONDUCT OF BUSINESS PRIOR TO CLOSING  . . . . . . . 25

6.1                 Conduct of Business  . . . . . . . . . . . . . . . . . 25

6.2                 Material Changes . . . . . . . . . . . . . . . . . . . 25

6.3                 Best Efforts . . . . . . . . . . . . . . . . . . . . . 26

6.4                 Maintenance of Personal Property
                    and Real Estate  . . . . . . . . . . . . . . . . . . . 26

6.5                 Right of Inspection:  Access to Books  . . . . . . . . 26

6.6                 Notification of Material Adverse Events  . . . . . . . 26

6.7                 Amendment of Schedules . . . . . . . . . . . . . . . . 27

6.8                 Insurance  . . . . . . . . . . . . . . . . . . . . . . 27





                                      -vi-
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
ARTICLE VII            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS . . 27

7.1                 Obligations to be Satisfied on or
                    Prior to Closing Date  . . . . . . . . . . . . . . . . 27

7.2                 Procedure Upon Failure to Satisfy
                    Conditions Prior to Closing Date . . . . . . . . . . . 28

ARTICLE VIII           CONDITIONS PRECEDENT TO
                       SELLER'S OBLIGATIONS  . . . . . . . . . . . . . . . 28

8.1                 Obligations to be Satisfied on or
                    Prior to Closing Date  . . . . . . . . . . . . . . . . 28

8.2                 Procedure Upon Failure to Satisfy
                    Conditions Prior to Closing Date . . . . . . . . . . . 29

ARTICLE IX             CLOSING . . . . . . . . . . . . . . . . . . . . . . 30

9.1                 Time and Place . . . . . . . . . . . . . . . . . . . . 30

9.2                 Closing Transactions . . . . . . . . . . . . . . . . . 30

9.3                 Deliveries by Seller to Purchaser  . . . . . . . . . . 30

9.4                 Deliveries by Purchaser to Seller  . . . . . . . . . . 31

ARTICLE X              POST-CLOSING OBLIGATIONS  . . . . . . . . . . . . . 32

10.1                Post-Closing Adjustment  . . . . . . . . . . . . . . . 32

10.2                Covenant Not to Compete  . . . . . . . . . . . . . . . 34

10.3                Further Assurance and Assistance . . . . . . . . . . . 34

10.4                Confidentiality  . . . . . . . . . . . . . . . . . . . 34

10.5                Assignment and Assumption of Required
                    Consent Contracts  . . . . . . . . . . . . . . . . . . 34

10.6                Transfer and Return of Customer
                    Owned Equipment  . . . . . . . . . . . . . . . . . . . 35

10.7                Transfer of Leased Real Estate . . . . . . . . . . . . 36

10.8                License to Use Seller's Name . . . . . . . . . . . . . 38

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                                                                                           ----
10.9                Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

10.10               Books and Records and Information . . . . . . . . . . . . . . . . . . . 39

10.11               Employment of Employees.  . . . . . . . . . . . . . . . . . . . . . . . 39

10.12               Assistance to Seller in Collecting Excluded Accounts Receivable . . . . 41

10.13               Access to Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE XI             INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . 42

11.1                Indemnification by Purchaser  . . . . . . . . . . . . . . . . . . . . . 42

11.2                Indemnification by Seller and Shareholder . . . . . . . . . . . . . . . 43

11.3                Procedure for Indemnification . . . . . . . . . . . . . . . . . . . . . 44

11.4                Period of Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . 46

11.5                Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . 47

11.6                Exclusive Remedy:  Survival . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE XII            MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 47

12.1                Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

12.2                Liability on Termination  . . . . . . . . . . . . . . . . . . . . . . . 48

12.3                Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

12.4                Bulk Sales Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 48

12.5                Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

12.6                Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . 49

12.7                Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

12.8                Benefit of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . 50

12.9                Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

12.10               Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . 50





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12.11               Number . . . . . . . . . . . . . . . . . . . . . . . . 51

12.12               Modifications and Waivers  . . . . . . . . . . . . . . 51

12.13               Assignment . . . . . . . . . . . . . . . . . . . . . . 51

12.14               Separable Provisions . . . . . . . . . . . . . . . . . 51

12.15               Counterparts . . . . . . . . . . . . . . . . . . . . . 51

12.16               Governing Law  . . . . . . . . . . . . . . . . . . . . 51

12.17               Recitals, Schedules and Exhibits . . . . . . . . . . . 51

12.18               No Third Party Beneficiaries . . . . . . . . . . . . . 52

                            ASSET PURCHASE AGREEMENT



                       THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 31st day of March, 1993, by and among UNIDYNAMICS/PHOENIX, INC., a Delaware corporation ("Seller"), UniDynamics Corporation, a Delaware corporation ("Shareholder"), and Pacsci Acquisition, Inc., a California corporation ("Purchaser").


                                    RECITALS

                       A.     Seller is engaged in the business of
manufacturing and selling precision ordnance systems and material at its plant in Goodyear, Arizona (the "Business").

                       B. Shareholder owns all of the capital stock of Seller.

                       C. Seller desires to sell and assign to Purchaser, and Purchaser desires to acquire from Seller, the assets of Seller relating to or used in connection with the Business which are described herein, on the terms and subject to the conditions set forth in this Agreement.

                       THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, Seller, Shareholder and Purchaser agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                       As used in this Agreement, the following terms shall have the meanings ascribed to them in Article I:

                       1.1    Accounting Terms.   Unless expressly stated
otherwise herein, any accounting term used in the Acquisition Agreements shall have the meaning such term has pursuant to GAAP.

                       1.2 Accounts Receivable means all of Seller's accounts receivable relating to the Business except Excluded Accounts Receivable and Unbilled Accounts Receivable. The Accounts Receivable as of February 28, 1993 are listed on Schedule 1.2.

                       1.3 Acquisition Agreements means this Agreement and all other documents and agreements required to be executed or delivered by Purchaser or Seller or Shareholder pursuant to the provisions of this Agreement or any other Acquisition Agreement.

                       1.4 Agreement means this Asset Purchase Agreement, together with all Exhibits and Schedules referred to herein.

                       1.5 Archives means the Books and Records not needed for the current operation of the Business and located as of the Closing Date in Building 24 on the Real Estate.

                       1.6    Assets.  See Section 2.2.

                       1.7    Omitted

                       1.8    Assumed Liabilities.  See Section 3.3.

                       1.9 Assumption Agreement means the Assignment and Assumption Agreement whereby Purchaser assumes the Assumed Liabilities, in the form attached hereto as Exhibit A.

                       1.10 Books and Records means all files, papers, literature, personnel records of Employees, catalogues, manuals, drawings and designs, sales and purchase order records, business plans, books of account, books and records, and, to the extent transferrable to Purchaser, copies of computer programs and software including copies of the "source code" and "object code" thereof and all manuals and documentation therefor related to the Business or Assets and not contained as of the Closing Date in the Archives.

                       1.11 Classified Contracts means contracts, access to or performance of which, requires a Security Clearance.

                       1.12 Closing means the occurrence of the events contemplated by Article IX of this Agreement.

                       1.13 Closing Date means 10 a.m., March 31, 1993, or such other date as the parties may agree in writing, upon which the Closing shall occur.

                       1.14   Omitted

                       1.15 Consent(s) means the consents, approvals or novations of all individuals, corporations, partnerships, governmental agencies and other entities whose consent or approval is required for the execution, delivery or performance of any Acquisition Agreements or for the transfer to Purchaser of the rights and obligations of Seller under the Required Consent Contracts.

                       1.16 Contract Rights means all rights of Seller under the Contracts.

                       1.17 Contracts means all oral or written contracts, purchase orders and customer orders, leases, operating leases, capital leases, license agreements and other agreements relating to or used in connection with the Business to which the Seller is, or on the Closing Date will be, a party and which are to be performed, satisfied or discharged on or after the Closing except those related directly to the Excluded Accounts Receivable listed on
Schedule 1.26 and the Terminated Contract Inventory.

                       1.18 Customer Furnished Material means all material located on the Real Estate or Leased Real Estate which is the property of customers of the Business and identified on Schedule 1.18.

                       1.19 Customer Owned Equipment means the equipment located on the Real Estate or Leased Real Estate which is the property of customers of the Business, listed on Schedule 1.19.

                       1.20 Employee Benefit Plans means all employment contracts, and employee benefit plans and arrangements, whether oral or written, qualified or non-qualified including without limitation, pension and welfare plans, withdrawal, termination, severance or lay-off plans or arrangements, bonus plans, stock option plans, health and life insurance policies and benefits, vacation and sick leave policies and all other agreements or arrangements providing for remuneration or benefits to employees or former employees of Seller or for which Seller has responsibility, listed on
Schedule 1.20.

                       1.21 Employee Pension Plans means all employee pension benefit plans, as defined in Section 3(2) of ERISA, sponsored by Seller, or to which Seller made or makes (or is required to make) contributions or which provides benefits to employees of Seller ("Pension Plans") listed on Schedule 1.20.

                       1.22 Environmental Law(s) means all federal, state and local environmental laws, statutes, rules, regulations, orders and ordinances, as amended, including but not limited to those regulating the emission or discharge of pollutants under the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Clean Water Act, 33 U.S.C. Section 1251 et seq., those pertaining to the storage of petroleum or other regulated substances in underground storage tanks and to the generation, use, handling, treatment, storage, sampling, transport, cleanup, decontamination or disposal of any Hazardous Materials, and those regarding releases or threatened releases or Hazardous Materials into the environment.

                       1.23 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                       1.24 Environmental Liability of Seller means any liability or obligation of the Business or of Seller under any Environmental Law or under any common law with respect to the environment which is not an Environmental Liability of Purchaser (collectively, the "Environmental Liabilities of Seller"), which shall include, without limitation, (i) any liability or obligation for the disposal, removal, clean up or containment by Seller or any of its agents or affiliates of Hazardous Materials on or under the Real Estate or the Leased Real Estate, and (ii) any liability or obligation arising from the discharge, seepage or other release of any Hazardous Material on or under the Real Estate or the Leased Real Estate which occurs naturally or is caused by Seller or any of its agents or affiliates.

                       1.25 Environmental Liability of Purchaser means only a liability or obligation of the Business or of Purchaser under any Environmental Law or under any common law with respect to the environment which arises from the discharge, release or abandonment by Purchaser of Hazardous Materials on or under the Real Estate or Leased Real Estate and for the disposal, removal, cleanup or containment thereof (collectively, the Environmental Liabilities of the Purchaser"); it being acknowledged and agreed that any change or increase after the Closing Date in the types or quantities of any Hazardous Material present, on, or under the Real Estate or the Leased Real Estate shall not by itself demonstrate or establish that a discharge, release or abandonment by Purchaser of Hazardous Materials on, or under the Real Estate or Leased Real Estate has occurred.

                       1.25(a) Excluded Assets means those assets not being sold to and acquired by Purchaser, as set forth in Section 2.3.

                       1.26 Excluded Accounts Receivable means the Accounts Receivable listed on Schedule 1.26.

                       1.27 Excluded Liabilities means all liabilities not specifically assumed by Purchaser under Section 3.4.

                       1.28 Exhibits mean Exhibits A through G hereto and made a part hereof.

                       1.29 February Balance Sheet means the Seller's Statement of Certain Net Assets as of February 28, 1993 as attested by Seller's Accountants and attached hereto as Schedule 1.29.

                       1.29(a)  Final Closing Date Balance Sheet.  See
Section 10.1.

                       1.29(b) Financial Statements means the Year-end Financial Statements and the Interim Financial Statements.

                       1.29(c) GAAP means generally accepted accounting principles.

                       1.30 Hazardous Materials means any hazardous substances, hazardous materials, hazardous wastes, toxic substances, and petroleum or petroleum derivatives as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6900 et seq. ("RCRA"), the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq. ("TSCA") and all regulations promulgated pursuant to such statutes, and any other applicable Environmental Law or regulation.

                       1.31 Intangible Property means all items of intangible personal property (other than Proprietary Rights) relating to or used by Seller in connection with the Business, including but not limited to goodwill.

                       1.32 Interim Financial Statements means the unaudited statement of income and statement of cash flows of Seller for the two month period ended February 28, 1993 attached hereto as Schedule 1.32.

                       1.33 Inventories means the items of tangible personal property used by Seller in connection with the Business, whether on or off site or in transit, that are (a) held for sale in the ordinary course of business ("finished goods"), (b) are in process of production for such sale ("work in process"), or (c) are to be currently consumed either directly or indirectly in the production of goods or services to be available for sale ("raw materials"). The term "Inventories" does not include Terminated Contract Inventory.

                       1.34 Lease means the lease by Seller to Purchaser of the Real Estate attached hereto as Exhibit B.

                       1.35 Leased Real Estate means the real property and leasehold improvements located thereon in White Tank Mountain, Arizona, leased by Seller from the State of Arizona in connection with the Business.

                       1.36 Net Book Value means the Certain Net Assets as reflected on Final Closing Date Balance Sheet.

                       1.36(a)  Northrop Arbitration.  See Section 3.3(d).

                       1.37   Notice.  See Section 4.19.

                       1.38   Notice of Disagreement.  See Section 10.1(c).

                       1.38(a)  Other Transfer Taxes.  See Section 3.6.

                       1.39 Permits means all governmental and regulatory licenses, permits and approvals material to the conduct of the Business or the use of the Assets.

                       1.40 Permitted Exceptions means those liens, claims, security interests or other encumbrances, if any, identified on Schedule 1.40.

                       1.41 Personal Property means all items of tangible personal property of whatever kind or nature relating to or used by Seller in connection with the Business, wherever located, including but not limited to all machinery, equipment, demos, tools, dies, jigs, patterns, molds, trade fixtures, spare parts, vehicles, leased or owned, brochures and sales and marketing literature, furniture and furnishings, supplies (other than Accounts Receivable, Books and Records, Intangible Property,

Inventories, Contract Rights, leasehold improvements and fixtures, Customer Owned Equipment and Customer Furnished Material) owned or leased by Seller including, without limitation that listed on Schedule 1.41.

                       1.42 Post-Closing Adjustment means the adjustment in the Preliminary Purchase Price to be made pursuant to Section 10.1.

                       1.43 Preliminary Closing Date Balance Sheet means the balance sheet of the Business as of the Closing Date to be prepared following the Closing pursuant to Section 10.1.

                       1.44 Preliminary Purchase Price means the amount paid by Purchaser to Seller at Closing in consideration of the Assets.

                       1.45 Prepaid Expenses means all prepaid expenses, lease and utility deposits and contractual rights listed on Schedule 1.45.

                       1.46 Product Warranties means all warranties given by Seller to its customers with respect to products manufactured and sold by Seller in connection with the Business prior to the Closing Date.

                       1.47 Proprietary Information means all know how, trade secrets, customer lists, supplier lists, sales techniques, formulae, processes, and other confidential information developed or used by Seller in connection with the Business.

                       1.48 Proprietary Rights means all patents, copyrights, trademarks, trade names, service marks, licenses and logos of Seller and applications therefor owned, acquired or used by Seller in connection with the Business including, but not limited to those listed on Schedule 1.48 and all goodwill associated therewith.

                       1.49 Purchase Price means the Preliminary Purchase Price plus or minus (as the case may be) the Post-Closing Adjustment.

                       1.50 Purchaser's Accountants means Deloitte & Touche, Costa Mesa, California.

                       1.51 Purchaser's Counsel means Paul, Hastings, Janofsky & Walker, Los Angeles, California.

                       1.52 Purchaser's Knowledge means the actual knowledge of Richard V. Plat, Vice President of Purchaser, after conducting a reasonable and due inquiry of the employees and agents of Purchaser with respect to the matters as to which such knowledge relates.

                       1.53   Purchaser's Losses.  See Section 11.2.

                       1.54 Real Estate means the real property of Seller (including buildings and improvements thereon) located in Goodyear, Arizona, used in connection with the Business.

                       1.55 Required Consent Contracts means those Contracts listed on Schedule 1.55 which require a consent to the assignment or transfer thereof, and all Contracts relating to Customer Owned Equipment currently being used in the operation of the Business.

                       1.56   Restricted Party.  See Section 10.9.

                       1.56(a)  Sales Taxes.  See Section 3.6.

                       1.57 Schedules means the schedules attached hereto, and any schedules added to this Agreement pursuant to Section 6.7. Information disclosed in any schedule shall be deemed disclosed in any other schedule to which it may be applicable, whether or not expressly set forth in such other schedule.

                       1.58 Security Clearance means authorization granted by the U.S. government for access to classified information, materials, or programs in the possession or control of Seller.

                       1.59 Seller's Accountants means Deloitte & Touche, Phoenix, Arizona.

                       1.60 Seller's Counsel means Paul R. Hundt, Esq. General Counsel of Crane Co., Stamford, Ct.

                       1.61 Seller's Knowledge means the actual knowledge of the following officers of Seller: Joseph Cabaret, President and James Potthast, Controller, after conducting a reasonable and due inquiry of the employees and agents of Seller and Shareholder with respect to the matters as to which such knowledge relates.

                       1.62   Seller's Losses.  See Section 11.1.

                       1.63 Sublease means the document transferring or otherwise giving to Purchaser, Seller's rights as a Lessee under the lease from the State of Arizona with respect to the Leased Real Estate.

                       1.64 Employees means all employees of Seller who become employees of Purchaser after the Closing who are identified on Schedule 4.17.

                       1.65 Terminated Contract Inventory means inventory and related Customer Furnished Material and Customer Owned Equipment which is directly and exclusively related to Excluded Accounts Receivable, which is required to be delivered by Seller to customers in connection with Seller's collection of said Excluded Accounts Receivable, and which is identified on
Schedule 1.65.

                       1.66 Unbilled Accounts Receivable means those amounts recorded in the Financial Statements with respect to those contracts accounted for by Seller using the percentage of completion method of accounting and are referred to in footnote 2 to February Balance Sheet as "Costs and estimated earnings in excess of billings." Under this method unbilled receivables are accrued in proportion to the percentage of the contract that is deemed to be complete by management.

                       1.67 Vendors' Warranties means all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the products or services furnished to Seller.

                       1.68 Year-end Financial Statements means the unaudited financial statements of Seller as of and for the years ended December 31, 1990, December 31, 1991 and December 31, 1992, attached hereto as Schedule 1.68 which include a balance sheet, a statement of operations, and a statement of cash flows.


                                   ARTICLE II

                                 SALE OF ASSETS

                       2.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey, and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of any and all liens, claims, security interests and encumbrances of any kind, good, valid and marketable title in and to all of the Assets (as defined in Section 2.2).

                       2.2 Definition of Assets. The Assets means all assets and properties of Seller in connection with the Business except the Excluded Assets, including without limitation the following:

                       (a)    Personal Property
                       (b)    Inventories
                       (c)    Accounts Receivable
                       (d)    Prepaid Expenses
                       (e)    Proprietary Rights
                       (f)    Proprietary Information
                       (g) Vendors Warranties (to the extent transferable to Purchaser without cost to Seller)
                       (h)    Permits (to the extent transferrable to Purchaser)
                       (i)    Books and Records
                       (j)    Intangible Property
                       (k)    Unbilled Accounts Receivable
                       (l)    Contract Rights
                       (m)    Petty Cash

                       2.3 Excluded Assets. Notwithstanding the provisions of Sections 2.1 and 2.2, Seller shall retain and shall not transfer to Purchaser (i) the Archives, (ii) the books and records of Seller related to the financial reporting between Seller and its affiliated and parent companies or related to the Environmental Liabilities of Seller, (iii) the Excluded Accounts Receivable, the Terminated Contract Inventory and the Real Estate (other than pursuant to the Lease) and books and records related to same and (iv) those other assets listed in Schedule 2.3.


                                  ARTICLE III

                                 PURCHASE PRICE

                         3.1  Consideration for Assets.  In consideration for
its purchase of the Assets, Purchaser shall (i) pay to Seller the Purchase Price and (ii) assume the Assumed Liabilities in accordance with Section 3.3.

                       3.2    Payment of Consideration.

                              (a)     On the Closing Date, Purchaser shall
cause to be transferred by a bank wire transfer to an account designated by Seller the Preliminary Purchase Price of Five Million Seven Hundred Sixteen Thousand Five Hundred Forty-Nine U.S. Dollars (U.S. $5,716,549.00) in immediately available funds.

                              (b)     When and as provided in Section 10.1,
below, the payment of the Post-Closing Adjustment shall be made by Seller or Purchaser as the case may be.

                       3.3 Assumption of Certain Liabilities. On the Closing Date and effective as of the Closing Date, Purchaser shall assume, pay, perform, defend and discharge, if and when due, to the extent not paid, performed, defended or discharged prior to the Closing Date, only the following liabilities and obligations of Seller (collectively, the "Assumed
Liabilities"):

                              (a)     All current liabilities of the Business
incurred prior to the Closing Date and reflected on the Preliminary Closing Date Balance Sheet;

                              (b)     All liabilities and obligations of Seller
under the Product Warranties described on Schedule 4.10(b) including those listed on Schedule 4.10(a) and given by Seller in connection with products manufactured and sold by Seller in the Business before the Closing Date other than as provided in Section 3.4(h);

                              (c)     All liabilities and obligations of Seller
under or arising from all Contracts; provided, however, with respect to any Required Consent Contract the assumption herein shall be effective only upon receipt of the related Consent; and

                              (d)     The liability, if any, directly related
to the arbitration of the responsibility for the directed and agreed to scope of work described in Schedule 4.10(a) with respect to Northrop's assertion that Seller's Part Number 51-6385-5 wing actuator does not meet the specification requirements of the related Contract ("Northrop Arbitration"), up to an aggregate amount of $250,000.

                       3.4 Liabilities Not Assumed. Except for the obligations and liabilities specifically described in

Section 3.3, Purchaser does not assume or agree to pay, perform or discharge any obligations or liabilities of Seller or relating to the Assets or the Business, whether fixed, unliquidated, absolute, contingent or otherwise, and whether due or to become due, known or unknown, including without limitation
(a) any other liabilities of Seller incurred in respect of or relating to the Assets or the operation of the Business prior to the Closing, (b) any obligations for taxes incurred prior to or relating to any period through the Closing Date, including transaction privilege (sales) taxes, county excise taxes, and use taxes (other than Sales Taxes), unemployment tax and personal property tax, (c) any personal injury or property damage arising out of or in connection with the Assets or the Business incurred prior to the Closing Date,
(d) any liabilities related to, or arising from, the employees of the Business prior to the Closing including without limitation employee discrimination or the Employee Benefit Plans and Employee Pension Plans and other employee benefits, (e) any product liability with respect to products manufactured and sold by Seller prior to the Closing Date, (f) any liabilities related to or arising from severance of any employees of the Business on the Closing Date,
(g) any liability related to or arising from the Excluded Accounts Receivable and the Terminated Contract Inventory, (h) the liability, if any, for the Northrop Arbitration in excess of $250,000 and all other liabilities arising from claims, disputes or suits of Northrop with respect to the operation of the Business prior to the Closing Date, and (i) any Environmental Liabilities of Seller; all of which are collectively referred to herein as the "Excluded Liabilities." Seller shall retain, pay, perform, and discharge all such liabilities and obligations. The parties acknowledge and agree that Purchaser's only obligation with respect to the employees of the Business shall be those obligations incurred after the Closing.

                       3.5 Allocation of Purchase Price. Purchaser and Seller acknowledge and consent to (a) the payments described in this Article III and the Assumed Liabilities being allocated among the Assets as set forth in Schedule 3.5, and (b) the preparation and submission to the IRS of Form 8594 in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, reflecting the allocation of the payments described in this Article III and the Assumed Liabilities among the Assets as set forth on Schedule 3.5.

                       3.6    Payment of Sales and Related Taxes.

                              (a)     Purchaser shall be liable for all sales
and use taxes ("Sales Taxes") imposed as a result of the transfer of the Assets and the Business hereunder; provided, however, that Seller shall take such actions as are reasonably requested by Purchaser to avoid or minimize Sales Taxes.

                              (b)     Seller shall be liable for all transfer,
conveyance, stamp, duty, registration, recording, or other similar fees and taxes (other than Sales Taxes) imposed as a result of the transfer of the Assets and the Business hereunder ("Other Transfer Taxes"); provided, however, that Purchaser shall take such actions as are reasonably requested by Seller to avoid or minimize such Other Transfer Taxes.

                              (c)     Taxes described in paragraphs (a) and (b)
shall be remitted as provided by applicable law, and where the paying party is entitled to reimbursement by the non-paying party, such reimbursement will be made by the non-paying party in immediately available funds in United States dollars not later than five business days after the payment of such taxes. It is agreed by Purchaser and Seller that payment under this Section 3.6 will be treated as a reimbursement of a payment made by such payee on behalf of such payor.

                              (d)     Seller shall, within fifteen (15) days
after the Closing, file with the Arizona Department of Revenue and the applicable municipal taxing authorities a final tax return and make appropriate payment for transaction privilege (sales) taxes, county excise taxes, use and other taxes (excluding estate and income taxes), if any, as may be required by A.R.S. Section 42-119(A) and Model City Tax Code Section 595, for tax liabilities arising from the operation of this Business prior to the Closing. Seller shall furnish Purchaser with copies of such final returns and proof of such payment.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                                AND SHAREHOLDER

                       As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Shareholder hereby jointly and severally make the following representations and warranties to Purchaser, each of which shall be true and correct on and as of the date hereof and as of the Closing Date:

                       4.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own, lease and operate its properties and the Assets and conduct the Business as it now is being conducted. Seller is duly qualified to transact business as a corporation in good standing in the State of Arizona and in each other jurisdiction in which any of the Assets are located or the nature of the Business makes such qualification necessary, except where Seller's failure to be so qualified would not have a material adverse effect on the Business. Shareholder owns of record and beneficially all of the issued and outstanding capital stock of Seller. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                       4.2 Due Authorization. The execution, delivery and performance by Seller and Shareholder of the Acquisition Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of Seller and Shareholder.

                       4.3 Authority of Seller. Seller and Shareholder have the corporate power and authority to enter into and perform their respective obligations under the Acquisition Agreements to which they are a party.
Neither the execution and delivery nor the performance by Seller or Shareholder of any of their respective obligations under any Acquisition Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note, or other agreement or instrument to which Seller or Shareholder is a party, Seller's or Shareholder's Certificate of Incorporation or bylaws, any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or Shareholder of any of their respective properties or the Assets, or any provision of law, except for any conflict, breach or default which is not material and adverse to the Business or the Assets. Neither the execution or delivery nor the performance by Seller or Shareholder of any of their respective obligations under any Acquisition Agreement has resulted or will result in the creation of any lien, encumbrance or charge on any of the Assets.

                       4.4 Consent. Except as set forth in Schedule 4.4 or with respect to Required Consent Contracts, no Consent or filing or registration is required of or with any person or entity in order to permit the execution, delivery and performance by Seller and Shareholder of any Acquisition Agreement to which either of them is a party and the consummation of the transactions contemplated hereby and thereby.

                       4.5 Enforceability. This Agreement is, and as of the Closing Date each of the other Acquisition Agreements to which either Seller or Shareholder is a party will be, valid and binding obligations of Seller and Shareholder, enforceable against them in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                       4.6 Governmental Orders; Compliance with Laws. Neither Shareholder nor Seller is a party or subject to or bound by any law, judgment, order, writ, injunction, ruling, or decree of any jurisdiction, court or governmental body that will or is likely to affect adversely in any material respect the performance by Seller or Shareholder of any Acquisition Agreement. Seller is not in violation of (a) any judgement, order, injunction, award or decree relating to the Assets or the Business or (b) any law, ordinance, rule or regulation or any other requirement of any governmental body, court or arbitrator relating to the Assets or the Business, except for any such violation which does not materially and adversely affect the Business or the Assets, and except for matters relating to the environment disclosed in
Schedule 4.20 as to which no admission is made by Seller herein.

                       4.7 Ownership of Assets. Except for Permitted Exceptions, Seller has good and marketable title to all of the Assets, free and clear of any liens, claims, debts, security interests, judgements, mortgages or other encumbrances of any kind. The Assets constitute all of the property and assets necessary to continue to operate the Business as it is being operated by Seller, except for Customer Furnished Material, Customer Owned Equipment, the Real Estate and the Leased Real Estate, which are dealt with separately in this Agreement. Schedule 1.19 contains a true and complete list of all Customer Owned Equipment and Seller has tagged or otherwise marked all Customer Owned Equipment. Schedule 1.18 contains in all material respects a true and complete list of all Customer Furnished Material. Seller has segregated all Terminated Contract Inventory, and has located all such Terminated Contract Inventory in Building 24 and Bunker 17 on the Real Estate.

                       4.8 Contracts. Seller is not a party to any material oral contract relating to the Business. Schedule 4.8 and Schedule 1.55, respectively, contain a true, correct and complete list of the Contracts and Required Consent Contracts to which Seller is a party or the Assets are subject or bound, and Seller has provided Purchaser with true and complete copies of all such written contracts and a true and complete summary of any such oral contracts.

                       Schedule 4.8 lists all Contracts which individually involve consideration in excess of $10,000 and which are not unilaterally cancelable by Seller without penalty or premium on no more than thirty (30) days' notice. With respect to each Contract listed in Schedule 4.8 and Required Consent Contract listed in Schedule 1.55 (i) each such Contract is valid, binding and in full force and effect, (ii) Seller is not in default under such Contact nor does there exist any condition or event which after notice, lapse of time or both would constitute a default by Seller to any such Contract,
(iii) to Seller's Knowledge, no other party to any such Contract is in default, or alleged to be in default, under such Contract, (iv) to Seller's Knowledge, there does not exist any condition or event which, after notice, lapse of time or both would constitute a default by any other party to any such Contact, (v) Seller has received no notice of the election of any party to any such Contract to cancel, terminate or not to renew such Contract whether in accordance with the terms of such Contract or otherwise and (vi) except for Required Consent Contracts, each such Contract is assignable pursuant to this Agreement without the consent of any other party thereto.

                       4.9    Pending Litigation.  Except as set forth in
Schedule 4.9, there is no claim, action, suit, litigation or proceeding of any nature pending or, to Seller's Knowledge, threatened which could materially affect the Assets or the Business in any court or before any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality, nor before any private or public arbitration tribunal, nor is there any governmental, administrative or other investigation or proceeding underway or, to Seller's Knowledge, threatened against or involving, in any material respect, the Business, the Assets or Seller's ownership thereof. Neither Seller nor Shareholder is aware of any fact which might result in or form a realistic basis for any such action, suit, litigation, arbitration, investigation or other proceeding.

                       4.10   Pending Product Claims.

                               (a)     Schedule 4.10(a) lists all material
product liability and Product Warranty claims pending or, to Seller's Knowledge, threatened as to any products manufactured by Seller in connection with the Business.

                               (b)   Except as disclosed in Schedule 4.10(b),
there are no Product Warranties or guarantees applicable to products manufactured or sold in connection with the Business except warranties imposed by applicable laws, including the Uniform Commercial Code, and Seller furnishes no other warranties or guarantees in connection with the products manufactured or sold with respect to the Business. Except for matters disclosed in Section 4.10(a), the accrual for warranty expense reflected in the Seller's books of account, which as of February 28, 1993 is zero, is adequate.

                       4.11 Inventories. Except as set forth in Schedule 4.11, Seller has not disposed of any Inventories since February 28, 1993 except in the ordinary course of business. The Inventories are good and usable in the ordinary course of business and the reserves for obsolete, slow-moving or damaged items reflected in the February Balance Sheet are adequate. All Terminated Contract Inventory is directly and exclusively related to the Excluded Accounts Receivable and has been located in Building 24 and Bunker 17.

                       4.12 Accounts Receivable. The Accounts Receivable have been duly earned or accrued, are not subject to any claim, set-off or deduction, represent valid, uncontested and unconditional, obligations owing to Seller and are collectible within one hundred twenty (120) days from the invoice date in the ordinary course of business in the full book amounts thereof. Schedule 1.2 contains a true and complete list of all Accounts Receivable as of February 28, 1993. Reserves for uncollectible accounts reflected in the February Balance Sheet are adequate. Schedule 1.26 contains a true and complete list of all Excluded Accounts Receivable.

                       4.13 Proprietary Rights and Information. Seller has good and valid title to or, valid licenses for, all Proprietary Information, Proprietary Rights and Intangible Property, free and clear of all liens, claims, encumbrances and security interests. Seller has acquired or maintains all patents, copyrights, trademarks, trade names, service marks, logos, licenses and all rights with respect to the foregoing necessary to the conduct of the Business. Except as set forth in Schedule 4.13, Seller has received no notice that Seller is, and Seller has no reason to believe that it is, infringing upon any such intangible rights owned by others. Seller has no reason to believe that the Proprietary Information, Proprietary Rights or Intangible Property is being infringed upon by others. To the extent any of Seller's rights in, to, and under any Proprietary Information, Proprietary Rights and Intangible Property may not be fully transferrable to Purchaser pursuant to this Agreement, it will not have a material effect on the Business.
Schedule 1.48 is a true and complete list of all patents, copyrights, trademarks, trade names, service marks, licenses, and logos of Seller and applications therefor owned, acquired or used by Seller in connection with the Business.

                       4.14   Personal Property.  Except as set forth on
Schedule 4.14, all Personal Property owned, leased or used by Seller in connection with the Business is located on the Real Estate or the Leased Real Estate. The items of Personal Property and the Customer Owned Equipment necessary for the operation of the Business at present are, in the aggregate, in good repair and operating condition, ordinary wear and tear excepted. Each item of Customer Owned Equipment to be returned to customers pursuant to
Section 10.6 is in such state of repair and operating condition that the customer will accept it without demanding repair or other back charge for the condition thereof.

                       4.15 Real Property. The only real properties owned or leased by Seller relating to or used in connection with the Business are the Real Estate, and the Leased Real Estate. There are no leases, tenancies or occupancy agreements relating to the Real Estate.

                       4.16 Permits. Seller possesses all Permits, and all of such Permits are set forth in Schedule 4.16 and are in full force and effect. The Permits which are transferable to Purchaser at the Closing are identified on Schedule 4.16. Seller has received no notice of and there are no material violations by Seller of any such Permits or any material claims or proceedings, pending or to Seller's Knowledge threatened, challenging the compliance with, validity of or seeking to discontinue any such Permits.

                       4.17 Employees. Schedule 4.17 contains a complete and correct list of the name and title of each Employee and the compensation and bonuses paid to each such employee from January 1, 1992 to December 31, 1992. Since December 31, 1992, no compensation and bonuses in excess of that reflected in Schedule 4.17 have been paid or raises given to any Employee other than in the ordinary course of business and in amounts consistent with Seller's past practice. To Seller's knowledge, no Employee or eligible dependent thereof has any material medical problems or condition.

                       4.18 Employee Benefits. Schedule 1.20 is the true and complete list of all Employee Benefit Plans and Employee Pension Plans relating to employees of Seller. None of the plans constitutes a multi-employer plan as defined in Section 4001(a)(3) of ERISA. Seller has provided Purchaser with copies of plan documents or plan summaries as to each such plan listed on
Schedule 1.20.

                       4.19 Occupational Safety and Health. Except as disclosed in Schedule 4.19, Seller has not received any notice, citation, claim, assessment or proposed assessment (collectively, "Notice"), nor to Seller's Knowledge does any Notice exist, as to or alleging that any of the activities of the Business are in violation of any federal, state or local occupational safety or health laws and no such violation presently exists which would materially and adversely affect the Business or the Assets. Seller is not a party to any pending dispute with respect to its compliance with any federal, state or local occupational safety and health laws as such laws apply to the activities of the Business or the Assets.

                       4.20 Environmental Protection. (i) Seller is currently subject to one or more orders and investigations under the Environmental Laws requiring the remediation of Hazardous Materials on the Real Estate and the Leased Real Estate and contiguous property thereto which are generally described in Schedule 4.20(a). Except as so disclosed in Schedule 4.20(a) and in Schedule 4.20(b), and with respect to the Real Estate and Leased Real Estate and only with respect thereto:

                              (a)     No Hazardous Material (i) has been
released, treated, deposited, spilled, discharged, or disposed of on or under the Real Estate (or, to Seller's Knowledge, the Leased Real Estate or any property adjoining the Real Estate or the Leased Real Estate), (ii) is presently maintained, used, generated, or permitted to remain in place by Seller in violation of any Environmental Law or common law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by Seller, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by Seller under Environmental Law or common law.

                              (b)     No notice, citation, summons or order has
been received by Seller or Shareholder, no notice has been given by Seller and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity, with respect to
(i) any alleged violation by Seller of any Environmental Law or (ii) any alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the Business or the Assets, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of Seller of any Hazardous Material.

                              (c)     Seller has not received any request for
information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.

                              (d)     No above-ground or underground storage
tanks for Hazardous Materials or underground sumps, clarifiers or basins, are required for the operation of the

Business or are located on the Real Estate or Leased Real Estate.

                              (e)     No notice has been received by Seller or
Shareholder with respect to the listing or proposed listing of the Real Estate or Leased Real Estate on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

                       4.21 Financial Statements. Seller has furnished to Purchaser true and correct copies of the Year-end Financial Statements and Interim Financial Statements. The Year-end Financial Statements and Interim Financial Statements may not have been prepared in all respects in conformity with GAAP. However, Seller believes they fairly present in all material respects the financial condition of Seller as of the respective dates thereof and for the respective periods covered thereby to the extent necessary for Seller to understand and to conduct the Business. The Year-end Financial Statements and Interim Financial Statements have not themselves been audited for purposes of separate certification. The Year-end Financial Statements are included in the audited financial statements of the Seller's ultimate parent company, Crane Co. Seller has furnished to Purchaser true and complete copies of the February Balance Sheet, the supporting notes and the opinion of the Seller's Accountants with respect thereto. Seller has not failed to file reports or returns which are required to be filed by any federal, state or local law, or regulation. Seller has duly paid or accrued on Seller's books of account all taxes, duties and charges pursuant to such reports and returns or assessed against Seller as of the Closing Date, and the assessment of any additional taxes, that by law should have been paid or accrued in accordance with GAAP, as of the Closing Date, is not expected.

                       4.22   Commissions and Fees.  Seller has retained Roger
D. Williams & Company as financial advisor in connection with the transactions contemplated by this Agreement and is responsible for its fees. Neither Seller nor Shareholder has incurred any other obligation or liability, contingent or otherwise, for brokers' commissions, finder's fees or other like payments in connection with the transactions contemplated by the Acquisition Agreements.

                       4.23 Operations in the Ordinary Course of Business; No Material Adverse Chances. Since February 28, 1993, Seller has conducted the Business in the ordinary course of business and Seller has not: (a) experienced any material adverse change in the Business, its operations or condition or the Assets; (b) suffered any damage, destruction or casualty loss whether covered by insurance or not, materially and adversely affecting the Business, its operations or the Assets; (c) entered into any material agreement, commitment or transaction, including without limitation any expenditure or pledging of accounts receivable; (d) made any change in its accounting methods, principles or practices; (e) increased the compensation, including bonuses, due or paid to any Employees other than increases made in accordance with past practices of the Business; (f) canceled or compromised any material debt or claim or waived or released any material right; (g) encountered any labor difficulties; (h) sold, transferred or leased any of its assets except in the ordinary course of business; or (i) committed to do any of the foregoing.

                       4.24 Supplies and Customers. Schedule 4.24 contains a true and complete list of the 10 largest suppliers and customers measured by dollar volume of sales of the Business which supply or have supplied materials to or purchased products from the Business in 1991 and in 1992. Neither Seller nor Shareholder has received any notice that any customer, supplier or independent contractor of Seller or the Business intends to terminate its business relationship with Seller or the Business.

                       4.25 Insurance. Schedule 4.25 lists all risks insured against by Seller.

                       4.26 Exclusion of Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER ACQUISITION AGREEMENTS AND WITHOUT IN ANY WAY LIMITING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN AND THEREIN, SELLER EXCLUDES AND DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ASSETS AND EACH OF THEM. SELLER MAKES NO WARRANTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER ACQUISITION AGREEMENTS.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                       As an inducement to Seller and Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby makes the following representations and warranties, each of which shall be true and correct on and as of the date hereof and as of the Closing Date:

                       5.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full power and authority (corporate and other) to own, lease and operate its properties and the Assets to be acquired hereunder.

                       5.2 Due Authorization. The execution, delivery and performance by Purchaser of the Acquisition Agreements, and the consummation of the transactions contemplated thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of the Purchaser.

                       5.3 Authority of Purchaser. Purchaser has the corporate power and authority to enter into and perform its obligations under the Acquisition Agreements. Neither the execution and delivery nor the performance by Purchaser of its obligations under the Acquisition Agreements to which it is a party will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, in any material respect, any statute, or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Purchaser is a party, Purchaser's Articles of Incorporation or Bylaws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Purchaser or any of its properties.

                       5.4 Enforceability. This Agreement is, and as of the Closing Date the other Acquisition Agreements to which Purchaser is a party will be, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability related to or affecting creditors' rights and to general equity principles.

                       5.5 Consents. Except as set forth in Schedule 5.5, no Consent is required of any person or entity in order to permit the execution, delivery and performance by Purchaser of the Acquisition Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                       5.6 Commissions and Fees. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' commissions, finders' fees or other like payments in connection with the transactions contemplated by the Acquisition Agreements.

                       5.7 Governmental Orders. Purchaser is not a party or subject to or bound by any law, judgment, order, writ, injunction, ruling, or decree of any jurisdiction, court or governmental body that will or is likely to affect adversely in any material manner the performance by Purchaser of the Acquisition Agreements.

                       5.8    Pending Litigation.  Except as set forth in
Schedule 5.8, there is no claim, action, suit, litigation or proceeding of any nature or any governmental, administrative or other investigation pending or, to Purchaser's Knowledge, threatened against or affecting the Purchaser in any material respect in any court or before any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality, or before any private or public arbitration tribunal, which would materially adversely affect Purchaser's acquisition of the Business or the Assets.


                                  ARTICLE V(A)

                             COVENANTS OF PURCHASER

                       5.9 Security Clearances. Purchaser and its employees have, or will have obtained prior to Closing, Security Clearances listed on
Schedule 5.9.

                       5.10 Best Efforts. Purchaser agrees to use its best efforts and take all reasonable actions to bring about its timely performance of this Agreement and all other agreements contemplated hereby.

                                   ARTICLE VI

                      CONDUCT OF BUSINESS PRIOR TO CLOSING

                       From and after the date hereof, through and including the Closing Date, Seller and Shareholder covenant and agree with Purchaser as follows:

                       6.1 Conduct of Business. Seller shall operate the Business in the usual, ordinary and normal course, and shall maintain the Books and Records in the same manner as prior to the date hereof. Seller shall maintain and preserve the good will of the customers, suppliers and others having business relations with the Business.

                       6.2 Material Changes. Except for purchase orders or sales orders entered into in the ordinary course of the Business, without the prior written consent of Purchaser, Seller shall not, with respect to the Business (a) enter into any material contracts or materially modify or cancel any existing Contracts, (b) become indebted to any person or entity or become obligated to guaranty any indebtedness of any person or entity, (c) make any change in any management or supervisory personnel, (d) enter into any contract of employment with, or increase the compensation paid or payable to, or enter into any new arrangements with any Employees or agents or pay or become committed to pay any of the foregoing any bonuses or other special compensation other than in the ordinary course of business, (e) make any single capital expenditure in an amount exceeding $10,000, or any capital expenditures which in the aggregate exceed $50,000; (f) sell, transfer, assign or encumber, or agree to sell, transfer, assign or encumber, any of the Business or the Assets, except for sales of Inventories in the ordinary course of business, (g) suffer any material adverse change in the Business, its operations or condition or the Assets, (h) cancel or compromise any material debt or claim or waive or release any material right, (i) make any change in its accounting methods, principles or practices, (j) suffer any damage, destruction or casualty loss whether covered by insurance or not, materially and adversely affecting the Business, operations or the Assets, or (k) commit to do any of the foregoing. Neither Seller nor Shareholder shall take any action that would adversely affect Seller's or Shareholder's ability to execute, deliver or perform any of the Acquisition Agreements or that would cause any document delivered by Seller or Shareholder to Purchaser pursuant to the terms of any Acquisition Agreement, or any representation or warranty made by Seller or Shareholder herein or in any other Acquisition Agreements, to not be true in all material respects at the Closing.

                       6.3 Best Efforts. Seller shall use its best efforts to obtain all Consents and to cause the Permits which are legally transferable to Purchaser to be transferred to Purchaser at the Closing (and Purchaser shall cooperate with Seller in such manner as Seller reasonably may request). Seller shall use its best efforts to retain intact the employee complement of the Business. Seller and Shareholder each agree to use its best efforts and take all reasonable actions to bring about its timely performance of its obligations under the Acquisition Agreements and all other agreements contemplated hereby and thereby.

                       6.4 Maintenance of Personal Property and Real Estate. Seller shall maintain the Personal Property, the Real Estate, and the Leased Real Estate, the Customer Owned Equipment and the Customer Furnished Material in their present respective conditions, ordinary wear and tear excepted, and Seller shall perform or cause to be performed all ordinary and regular maintenance and repairs with respect thereto.

                       6.5 Right of Inspection: Access to Books. Seller shall afford to Purchaser and its authorized representatives, Purchaser's Counsel and Purchaser's Accountants the right at any time during normal business hours following the date hereof, upon reasonable notice to Seller, to inspect the Assets including, without limitation, the Books and Records, and shall afford them reasonable access to Seller's offices, employees and Seller's Accountants as Purchaser reasonably shall deem necessary or desirable, and Seller shall cooperate with Purchaser (in such manner as Purchaser may reasonably request) in its investigation of the Assets and the Business.
Seller also shall afford to Purchaser and its authorized representatives such access to all books, records, permits, files and reports maintained by all governmental authorities relating to the Real Estate, the Leased Real Estate or any other real or personal property leased or owned by Seller in connection with the Business, as Purchaser shall reasonably request.

                       6.6 Notification of Material Adverse Events. Seller shall promptly notify Purchaser in writing of any event following the date hereof of which Seller is or becomes aware that will or is likely to have a material adverse effect on the financial condition or prospects of the Business, the Assets or the performance by Seller or Shareholder of the Acquisition Agreements.

                       6.7 Amendment of Schedules. Not less than five (5) days prior to Closing, Seller shall notify Purchaser of any changes requiring an amendment to any of the Schedules or the addition of any Schedule. Thereupon, Seller shall amend the Schedules or add such Schedules as may be necessary to keep the information set forth in this Agreement and in the Schedules true and complete in all material respects.

                       6.8 Insurance. Seller shall cause to be continued in full force and effect all insurance listed on Schedule 4.25 through the Closing.


                                  ARTICLE VII

                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                         7.1  Obligations to be Satisfied on or Prior to
Closing Date. The obligations of Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by Purchaser at its option:

                              (a)     Accuracy of Representations and
Warranties. Each of the representations and warranties made by Seller and Shareholder in the Acquisition Agreements shall be true, correct and complete in all material respects on the Closing Date as though such representations and warranties had been made on such date unless expressly made as of some other date, in which case such representation and warranty shall continue to be true as of such other date.

                              (b)     Compliance with Agreement.  Seller and
Shareholder shall have performed and complied in all material respects with all of the terms, covenants, conditions and obligations under this Agreement and the other Acquisition Agreements which are to be performed or complied with by Seller or Shareholder, as the case may be, on or before the Closing Date.

                              (c)     Schedules.  All amendments or supplements
to the Schedules pursuant to Section 6.7, above, shall be acceptable to Purchaser.

                              (d)     Transfer of Permits.  As of the Closing,
all of the Permits, identified in Schedule 4.16 as transferable to Purchaser, shall have been transferred to Purchaser or applications for transfer, in form reasonably acceptable to Purchaser, shall have been filed.

                              (e)     No Adverse Proceedings.  No suit or
proceeding shall have been instituted or threatened against Seller or Shareholder or Purchaser which, in the reasonable opinion of Purchaser, could
(i) restrict or prohibit the consummation of the transactions contemplated hereby or (ii) have a material adverse effect on the Assets or the activities of the Business.

                              (f)     Closing Document.  Seller shall have
delivered to Purchaser all certificates, agreements, opinions and other documents required to be delivered by Seller at the Closing pursuant to Article IX hereof, in the form attached to the Agreement as Exhibits or such certificates, agreements, opinions and other documents delivered to Purchaser on the Closing Date shall be reasonably satisfactory to Purchaser and Purchaser's Counsel.

                              (g)     Lease Agreement.  Seller shall have
executed and delivered to Purchaser the Lease.

                       7.2 Procedure Upon Failure to Satisfy Conditions Prior to Closing Date. In the event that, at Purchaser's opinion, any of the conditions precedent set forth in Section 7.1, above, have not been satisfied as of the Closing Date, Purchaser shall notify Seller in writing indicating its election to (a) waive such condition precedent, or (b) terminate this Agreement pursuant to Section 12.1.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                       8.1 Obligations to be Satisfied on or Prior to Closing Date. The obligations of Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by Seller at its option:

                              (a)     Accuracy of Representations and
Warranties. Each of the representations and warranties made by Purchaser in the Acquisition Agreements shall be true, correct and complete in all material respects on the Closing Date as though such representations and warranties had been made on such date, unless expressly made as of some other date, in which case such representation and warranty shall continue to be true as of such other date.

                              (b)     Compliance with Agreement.  Purchaser
shall have performed and complied in all material respects with all of the terms, covenants, conditions and obligations under the Acquisition Agreements which are to be performed or complied with by Purchaser on or before the Closing Date.

                              (c)     No Adverse Proceedings.  No suit or
proceeding shall have been instituted or threatened against Seller or Purchaser which in the reasonable opinion of Seller could restrict, prohibit or rescind the consummation of the transactions contemplated hereby.

                              (d)     Closing Documents.  Purchaser shall have
delivered all certificates, agreements, opinions and other documents required to be delivered by Purchaser at the Closing pursuant to Article IX hereof, and the form and substance of all such certificates, agreements, opinions and other documents delivered to Seller on the Closing Date shall be reasonably satisfactory to Seller and Seller's Counsel.

                              (e)     Requisite Security Clearances.  Purchaser
shall have delivered evidence satisfactory to the Security Officer of Seller that Purchaser and it employees have the Security Clearances listed in Schedule 5.9.

                       8.2 Procedure Upon Failure to Satisfy Conditions Prior to Closing Date. In the event that, in Seller's opinion, any of the conditions precedent set forth in Section 8.1, above, have not been satisfied as of the Closing Date, Seller shall notify Purchaser in writing indicating its election to (a) waive such condition precedent, or (b) terminate this Agreement pursuant to Section 12.1, below. In lieu of the foregoing, Purchaser and Seller may agree to consummate the transactions contemplated by this Agreement on such additional or modified terms as are agreed to in writing by Purchaser and Seller.

                                   ARTICLE IX

                                    CLOSING

                       9.1 Time and Place. The Closing shall take place on the Closing Date at the offices of Seller in Phoenix, Arizona, or at such other place as the parties may agree in writing.

                       9.2 Closing Transactions. All documents and other instruments required to be delivered at the Closing shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.

                       9.3 Deliveries by Seller to Purchaser. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                              (a)     A bill of sale and instrument of
assignment in substantially the form and substance as set forth in Exhibit C;

                              (b)     The legal opinion of Seller's Counsel in
substantially the form attached hereto as Exhibit D;

                              (c)     Certificates of good standing for Seller
issued by the Secretary of the state of the state of Delaware and Arizona; and a certificate of good standing for Shareholder issued by the Secretary of State of the State of Delaware;

                              (d)     A certificate of Seller and Shareholder
executed by the President of Seller and an officer of Shareholder dated the Closing Date, certifying that all representations and warranties of Seller and Shareholder contained in any Acquisition Agreement, including the information contained in the Schedules, as amended, are true and correct in all material respects on and as of the Closing Date, unless expressly made as of some other date, in which case such representation and warranty shall continue to be true as of such other date, and that the conditions specified in Section 7.1(b) have been satisfied as of the Closing Date;

                              (e)     A certificate of the Secretary of Seller
and Shareholder, dated as of the Closing Date, certifying the accuracy of and setting forth such documents as necessary to establish to the reasonable satisfaction of

Purchaser that the execution and delivery of the Acquisition Agreements and the consummation of the transactions contemplated thereby, were duly authorized by Seller and shareholder;

                              (f)     Executed copies prepared for mailing to
each party to a Required Consent Contract where such party's Consent is necessary to turnover to Purchaser all of the Seller's rights and obligations under such Contract, of a written request that such party provide such Consent to Seller as soon as possible;

                              (g)     All transferrable Permits;

                              (h)     The Lease;

                              (i)     UCC termination statements, releases or
such other documents satisfactory to Purchaser and its counsel as shall enable Seller to convey the Assets to Purchaser, free and clear of any and all liens, claims, security interests and encumbrances of any kind on the Closing Date; and

                              (j)     A guarantee of Shareholder's performance
by its parent, Crane Co., in the form attached hereto as Exhibit E; and

                              (k)     Such other instruments and documents as
are (i) required by any other provisions of this Agreement or (ii) reasonably necessary in the opinion of Purchaser to effect the performance of the Acquisition Agreements by Seller or Shareholder.

                       9.4 Deliveries by Purchaser to Seller. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

                              (a)     The Preliminary Purchase Price specified
in Section 3.2(a);

                              (b)     The Assumption Agreement;

                              (c)     The legal opinion of Purchaser's Counsel
in substantially the form attached hereto as Exhibit F;

                              (d)     Certificates of good standing for
Purchaser issued by the Secretary of State of the jurisdiction in which the Purchaser is incorporated;

                              (e)     A certificate of Purchaser executed by an
executive officer of Purchaser, dated the Closing Date, certifying that all representations and warranties of Purchaser contained in any Acquisition Agreement are true and correct in all material respects on and as of the Closing Date, unless expressly made as of some other date, in which case such representation and warranty shall continue to be true as of such other date, and that the conditions required by Section 8.1(b) to be complied with or performed by Purchaser have been complied with or performed in all material respects;

                              (f)     A copy of all resolutions duly adopted by
the Board of Directors of Purchaser authorizing the execution and delivery of the Acquisition Agreements and the consummation of the transactions contemplated thereby, duly certified as of the Closing Date by the Secretary of Purchaser;

                              (g)     A guarantee of Purchaser's performance by
its parent Pacific Scientific Company in the form attached hereto as Exhibit G; and

                              (h)     Such other instruments and documents as
are (i) required by any other provisions of this Agreement or (ii) reasonably necessary in the opinion of Seller to effect the performance of the Acquisition Agreements by Purchaser.


                                   ARTICLE X

                            POST-CLOSING OBLIGATIONS

                       10.1   Post-Closing Adjustment.

                              (a)     Seller shall prepare the Preliminary
Closing Date Balance Sheet. The Preliminary Closing Date Balance Sheet shall be prepared under the direct supervision of Seller's employee(s) and shall be prepared on a basis consistent with Seller's accounting principles and consistent with contract estimating procedures and assumptions of Seller's management used in the preparation of the February Balance Sheet. During the time provided in this Section 10.1(a) to prepare the Preliminary Closing Date Balance Sheet, the Purchaser agrees during regular business hours and at Seller's reasonable request to provide the staff and afford access to all records and any other Employees required to prepare the Preliminary Closing Date Balance Sheet. A copy thereof shall be delivered to Purchaser and Purchaser's Accountants as soon as practicable but in no event later than 15 days following the Closing.

                              (b)     If Purchaser does not notify Seller in
writing of any objection to the Preliminary Closing Date Balance Sheet within fifteen (15) days of receipt thereof, such balance sheet will be deemed the Final Closing Date Balance Sheet.

                              (c)     If Purchaser notifies Seller of a
disagreement ("Notice of Disagreement"), such notification shall be in writing and in sufficient detail to permit Seller and Seller's Accountants to evaluate Purchaser's objections. If the parties and their respective accountants are unable to reach agreement on the Preliminary Closing Date Balance Sheet within fifteen (15) days from the Notice of Disagreement, the disputed points shall be submitted to final and binding arbitration by Coopers & Lybrand as such arbitrator. Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be conducted in Phoenix, Arizona.

                              (d)     The determination of the arbitrator shall
be final and shall determine the Final Closing Date Balance Sheet.

                              (e)     The fees and expenses of the arbitrator
shall be divided equally by Seller and Purchaser.

                              (f)     If the Net Book Value of the Business
reflected on the Final Closing Date Balance Sheet is more than reflected on the February Balance Sheet, then the Purchaser shall remit the difference to Seller within five (5) days of the date that the Preliminary Closing Date Balance Sheet is deemed the Final Closing Date Balance Sheet pursuant to Section 10.1(b) or the date that the parties resolve their disagreement with respect to the Preliminary Closing Date Balance Sheet by amicable resolution or arbitration, together with simple interest thereon at the rate of eight per cent per annum from the Closing Date on the actual days elapsed based on a 365-day year. If the Net Book Value of the Business reflected on the Final Closing Date Balance Sheet is less than reflected on the February

Balance Sheet, then Seller shall refund the difference to Purchaser within five
(5) days of the date that the Preliminary Closing Date Balance Sheet is deemed the Final Closing Date Balance Sheet pursuant to Section 10.1(b) or the date that the parties resolve their disagreement with respect to the Preliminary Closing Date Balance Sheet by amicable resolution or arbitration, together with simple interest at the rate of eight per cent per annum from the Closing Date on the actual days elapsed based on a 365-day year.

                       10.2   Covenant Not to Compete.  For a period of five
(5) years from the Closing Date, neither Seller nor Shareholder will directly or indirectly, engage anywhere in North America in any activity whether as an employer, proprietor, partner, investor, stockholder, director, consultant or agent, which activities are in competition with the Business as it exists on the Closing Date and they will not solicit any of the Employees to serve as officers or directors or to be engaged as employees of Seller or Shareholder.

                       10.3 Further Assurance and Assistance. After the Closing Date, Seller and Purchaser shall, from time to time, upon the reasonable request of the other party and without further consideration thereof, execute, acknowledge and deliver in proper form any instrument necessary or reasonably desirable to consummate the transactions contemplated by the Acquisition Agreements.

                       10.4 Confidentiality. Other than in connection with any governmental audit or investigation or as required by law, Seller and Shareholder shall, and shall cause their agents and representatives to, hold in confidence and not disclose to any third party or use any confidential information set forth in the Books and Records, any proprietary information Seller or Shareholder possesses with respect to the Business, the Assets or any of Purchaser's proprietary information, without the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole discretion.

                       10.5 Assignment and Assumption of Required Consent Contracts. With respect to the Required Consent Contracts, Seller shall use its reasonable best efforts to obtain a Consent from the other party thereto and until such a Consent has been obtained, Seller shall not assign, and Purchaser shall not assume such Contract. After the Closing, Purchaser shall fully perform to the extent permitted by law each such Required Consent Contract on Seller's behalf and Seller shall provide to Purchaser the full benefit thereof until the Consent is received. In the event a Consent cannot be obtained, Seller and Purchaser shall cooperate in any reasonable lawful commercial arrangement to obtain for Purchaser the full benefits of the Contract and to enable Seller to fully perform and discharge Seller's liabilities and obligations thereunder, including but not limited to subcontracting or tolling arrangements, joint ventures or partnerships (if mutually agreeable to the parties) and arrangements for the temporary assignment of Employees and the provision of facilities of Purchaser whereby Seller would be able to continue to perform such Required Consent Contracts as if it continued to be the owner of the Business. In the event that no such reasonable lawful commercial arrangement can be established for such purposes, Seller shall repurchase from Purchaser all Inventory and Unbilled Accounts Receivables allocated to such Contract at the book value thereof on the Closing Date with such increases thereto as may be appropriate for work performed after the Closing Date, and Purchaser shall deliver to Seller all Customer Furnished Material and Customer Owned Equipment allocated thereto pursuant to this Agreement and Purchaser shall make available on a reasonable commercial basis the tooling and equipment necessary to perform such Contract. At the time of such assignment, Seller shall be deemed to have represented that it is not then in violation of the terms of such Contract. Upon obtaining a Consent to the assignment or transfer of any Required Consent Contract following the Closing Date, Seller shall promptly take all action necessary to assign and transfer to Purchaser such Required Consent Contract. With respect to Customer Owned Equipment, see Section 10.6.

                       10.6   Transfer and Return of Customer Owned Equipment.

                       (1) Seller has tagged or marked each item of Customer Owned Equipment located throughout the Real Estate and the Leased Real Estate and listed each piece of such equipment on Schedule 1.19. Seller has also identified on that Schedule those items which Seller considers necessary for the operation of the Business at present. It is understood that, based on the operation of the Business following the Closing Date, the views of Purchaser as to what items are necessary and unnecessary may differ from those of Seller and may switch items from the necessary to the unnecessary category and vice versa.

                       (2) Seller's rights to the possession of the Customer Owned Equipment and the procedure for the return thereof are governed by Contracts between Seller and customers of the Business. In order to transfer the necessary items to Purchaser and to return the unnecessary items, Purchaser and Seller shall cooperate as follows:

                              (a) At the Closing, Seller shall mail to each customer a request that it consent to the novation, assignment or other transfer to Purchaser of the relevant Contract and to the return of the unnecessary items.

                              (b)     Upon receipt of each Consent, Seller
                    shall execute, without additional consideration therefor, such documents as may be required to transfer such Contract to Purchaser. If a Consent to a Contract is not obtained, Seller shall retain all liability and responsibility with respect to such Contract including without limitation all Customer Owned Equipment directly related to such Contract.

                              (c) Purchaser shall be responsible to return to the customers the unnecessary items of Customer Owned Equipment promptly after permission to do so is received from the customer. The expenses of Purchaser in packing and shipping the unnecessary items to the extent not paid by the customer will be reimbursed by Seller within 30 days of receipt of invoice therefor.

                              (d) When Purchaser moves the Business from the Real Estate, Purchaser shall, to the extent it may legally do so, move all the necessary items of Customer Owned Equipment to its facility in Chandler, Arizona. Purchaser shall segregate, pack, assemble to the extent feasible and leave all unnecessary items on the Real Estate at that time. Purchaser shall continue to be responsible for the return of such equipment to the customers and shall have such access to the Real Estate as it may reasonably require for such purposes.

                       10.7   Transfer of Leased Real Estate.

                              (i) Seller has filed with the Arizona State Land Department an Amendment Application to amend Seller's Lease No. 03-00827-00 for the Leased Real Estate for an additional 5 or 6 years and an Application to Assign said Lease to Purchaser. True and complete copies of both applications and the transmittal letter have been provided to Purchaser. Seller shall use its best efforts to obtain the approval of the assignment of the Leased Real Estate from Seller to Purchaser as contemplated by the Amendment Applications and the Assignment Application.

                              (ii) After the Closing and prior to implementing the assignment of the Lease for the Leased Real Estate contemplated above, Seller shall perform the Environmental Audit and Remediation described in (iii) of this Section
                    10.7 and shall permit Purchaser under Seller's supervision and control to use the bunkers on the Leased Real Estate to store materials of the type and in the quantities presently stored therein by Seller and in connection therewith shall grant to Purchaser access to such facilities as Purchaser may request. Purchaser shall pay to Seller an amount equal to the rent paid by Seller to the Lessor during the term of the Lease and as it exists on the date hereof and the amendment applied for if granted and such other reasonable costs as Seller may incur in providing the access described herein; provided, however, that Seller and Purchaser shall cooperate to establish a commercial arrangement so as to minimize such costs.

                              (iii)  Seller has conducted a Phase I
                    environmental audit with respect to the Leased Real
                    Estate. A true and complete copy of the report with respect thereto is attached as Schedule 10.7. Seller shall be responsible for accomplishing whatever cleanup, removal, treatment or remediation and satisfying such other responsibilities and obligations (such as recordkeeping or notification requirements) with respect to Hazardous Materials on or under the Leased Real Estate which may be required. Purchaser shall in no way assume any liability or responsibility with respect to such cleanup, removal, treatment or remediation or other responsibilities or obligations.

                              (iv) Upon receipt of approval of the Assignment Application and upon completion of the cleanup contemplated in Section 10.7(iii), Seller shall take such actions and execute such documents without additional consideration therefor as may be necessary to implement the assignment to Purchaser of the Lease for the Leased Real Estate. In the event that Seller cannot represent at the time of the assignment that it is not in violation of its Lease of Leased Real Estate,

Purchaser shall at its sole election either (i) accept the assignment or (ii) reject the assignment, in which event Seller shall continue to permit Purchaser to use and have access to the Leased Real Estate as provided in Section 10.7(ii) for the balance of the term of the Lease as it exists on the date hereof and the amendment applied for if granted. In the latter event, Purchaser shall reimburse Seller for the rent that it pays under its lease on the Leased Real Estate plus all reasonable costs incurred by Seller in providing such access; provided, however, that Seller and Purchaser shall cooperate to establish a commercial arrangement so as to minimize such costs.

                       10.8 License to Use Seller's Name. For a period of one year after the Closing Date (1) Purchaser shall have full right and power to use without additional consideration therefor the trade name Unidynamics/Phoenix with respect to the Business provided, however, the use of the Unidynamics/Phoenix name shall be used in conjunction with Purchaser's own trade name or trademarks and shall not be more prominently emphasized or displayed except for Required Consent Contract invoices prior to the assignment thereof and (2) Purchaser shall concurrently indicate that it is the successor to the Business of Unidynamics/Phoenix, Inc. At the termination of such period, Purchaser shall completely cease using the trade name Unidynamics/Phoenix or any similar name.

                       10.9 Confidentiality. Purchaser agrees that if the transactions contemplated by this Agreement are not consummated, Purchaser shall not and shall cause Purchaser's Accountants, Purchaser's Counsel and Purchaser's employees and agents (collectively with Purchaser the "Restricted Parties") not to disclose to any third parties nor use for its or their own benefit any information received from Seller with respect to any business information of Seller, including, but not limited to, information concerning Seller's trade secrets, customers, manufacturing processes or pricing, and shall return to Seller the originals and all copies of any documents, materials, summaries and other information received or derived by Purchaser hereunder or pursuant hereto; provided, however that nothing herein shall be deemed to prevent use by any Restricted Party of information (a) which is demonstrated to have been known by such Restricted Party independently from the disclosure of such information by Seller, or (b) which thereafter becomes publicly known or available without disclosure by such Restricted Party, or which is rightfully received by such party from a third party or independently developed, or (c) which is reasonably required in connection with any litigation relating to the Business or Assets.

                       10.10  Books and Records and Information.

                              (a)     Inspection.  Purchaser and Seller agree
that all Books and Records delivered to Purchaser by Seller pursuant to this Agreement or retained by Seller in the Archives shall be open for inspection by representatives of Purchaser and Seller at the inspecting party's expense at any time during regular business hours until the audits of the federal income tax returns of Seller or the consolidated groups of which it is or was a member covering the period ending through the Closing Date have been completed and any proposed adjustments have become final or until such time as they are no longer required to be maintained under any Environmental Law or to assist Seller in defending against any Environmental Liability, whichever is later and that the inspecting party may during such period, at its expense, make such copies thereof as it may reasonably request; provided, however, that any such investigation or copying shall be done in such a manner so as not to interfere with the normal conduct of the noninspecting party's operations.

                              (b)     Access to Employees.  Purchaser shall use
reasonable efforts to afford Seller access to Employees in the employ of the Purchaser or its affiliates, as Seller shall reasonably request for its proper business purposes relating to the Business, including, without limitation, the defense of legal proceedings. Such access may include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all expenses incurred by Purchaser in connection with this Section 10.10(b) shall be paid or promptly reimbursed by Seller.

                       10.11  Employment of Employees.

                              (i) It is the intention of the parties that the individuals listed on Schedule 4.17 will become employees of Purchaser on the Closing and except as provided for in this Section 10.11, will be subject to Purchaser's employment policies thereafter. Both parties agree to use their best efforts to accomplish this objective.

                              (ii) The parties acknowledge and agree that Purchaser shall provide the accrued vacation benefits of Employees reflected in the February Balance Sheet and that none of such benefits shall be paid in cash at the Closing.

                              (iii)  Seller agrees to cooperate fully with
                    Purchaser to avoid double withholding of taxes and Social Security on Employee's income for 1993 in accordance with federal, state or local regulations.

                              (iv) Purchaser contemplates that the employment with Purchaser of the Employees, who are identified on
                    Schedule 4.17 with an asterisk, may be less than one year. In the event Purchaser terminates such Employee without cause during the first year after the Closing, Purchaser and Seller agree that such Employees will receive severance benefits equal to those provided pursuant to Section E1 of Crane Co.'s Salaried Work Force Reduction Policy in
                    Schedule 1.20(H) and Seller shall either pay the severance to the Employees directly as they are terminated by Purchaser or shall reimburse Purchaser for such payments.

                              (v)       Purchaser contemplates that the
                    remainder of the Employees will continue as employees of the Business with Purchaser for at least one year. In the event any of these Employees are terminated without cause within one year after the Closing, Purchaser will provide them severance benefits equal to those provided pursuant to Section E1 of Crane Co.'s Salaried Work Force Reduction Policy in Schedule 1.20(H). If Purchaser fails to provide such severance benefits, Seller will be free to pay the severance to the Employee directly, and Purchaser shall reimburse Seller for such payments. Any Employees not terminated as employees of the Business within one year will have their severance benefits, if any, determined under Purchaser's severance plan, if any, in effect at the time of termination.

                              (vi)   Any Employees who have not yet vested
                    under Seller's Employee Benefit Plans will be given credit under those plans, for vesting purposes only, for the service with Purchaser after the Closing.

                              (vii) Purchaser shall give all Employees credit, for vesting purposes only, in Purchaser's Employee Benefit Plans for service with Seller.

                              (viii) After the Closing, Employees shall
                    continue as participants in Seller's Health Plans through December 1, 1993, provided, however, Purchaser shall reimburse Seller for all the employer's costs under such Plans allocable to such Employees as provided in the letter dated March 25, 1993 from R.A. Dubois to R.V. Plat attached hereto as Schedule 10.11.

                              (viii) The covenants and agreements of Purchaser
                    and Seller set forth in this Section 10.11 shall not be deemed to create for any Employee employment with Purchaser or Seller on any basis other than an "at will" basis.

                       10.12 Assistance to Seller in Collecting Excluded Accounts Receivable. Seller and Purchaser agree that Purchaser shall have no liability or responsibility with respect to the Excluded Accounts Receivable or the Terminated Contract Inventory except as specifically provided herein. To enable Seller to collect the Excluded Accounts Receivable and to return Terminated Contract Inventory Purchaser shall (a) grant Seller, its agents and employees access at Seller's expense during regular business hours to the contract files, books, records of the Business and the information electronically recorded in the computers of the Business on which the Excluded Accounts Receivable and Terminated Contract Inventory are based or to which they relate; (b) provide to the Seller up to 50 man-hours per month of the services of knowledgeable Employees who remain in the employ of Purchaser or its affiliates as Seller shall reasonably request to assist Seller in collecting the Excluded Accounts Receivable and disposing of the Terminated Contract Inventory. If Seller requires more than 50 man-hours per month of assistance in collecting the Excluded Accounts Receivable and delivering the Terminated Contract Inventory to Seller's customers, then Purchaser shall make available to Seller the services of knowledgeable Employees who remain in the employ of Purchaser to assist Seller in collecting the Excluded Accounts Receivable, and delivering the Terminated Contract Inventory to Seller's customers, at a rate of $25 per man-hour of service. All out-of-pocket expenses incurred by Purchaser in connection with this Section 10.12 shall be paid or promptly reimbursed by Seller. Amounts payable to Purchaser hereunder shall be paid promptly by Seller, not later than thirty (30) days following the rendering of the services with respect to which such payment relates. Purchaser's Employees shall render workmanlike service in this project and Purchaser shall otherwise have no liability or responsibility with respect to any action or inaction of any Employee with respect to any Excluded Accounts Receivable or Terminated Contract Inventory.

                       10.13 Access to Real Estate. Following the Closing Date, regardless of the form of Purchaser's interest therein, Seller shall retain the right at all times to enter on the Real Estate and Leased Real Estate to perform Seller's obligations with respect to the cleanup or remediation of the Real Estate and Leased Real Estate and with respect to Seller's performance of its rights and obligations with respect to Terminated Contract Inventory. Seller and Shareholder jointly and severally shall be liable and responsible for all costs, damages and expenses incurred by Purchaser with respect to or arising from any activity of Seller or any of its representatives on or with respect to the Real Estate or Leased Real Estate. Seller and Shareholder shall maintain at their cost and expense comprehensive general liability insurance and workers' compensation and any other insurance with such limits as are customary in the industry, and Seller and Shareholder shall designate Purchaser as an additional insured on all such insurance; provided, however, neither Shareholder nor Seller may be required to purchase insurance to the extent it is a participant in the self-insurance program of its ultimate parent, Crane Co. The proceeds of such insurance or self-insurance program shall be used, among other sources if necessary, to satisfy any liability of Seller or Shareholder under this indemnity.


                                   ARTICLE XI

                                INDEMNIFICATION

                       11.1 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller and all of its officers, partners, employees and agents from and against all liability, obligation, claim, loss, cost, damage and expense, including reasonable attorneys' fees and accountants' fees incurred in prosecuting or defending any claim for any such liability, loss or damage (collectively, "Seller's Losses"), arising out of or resulting from:

                              (a)     The untruth or inaccuracy of any
representation or breach of warranty by Purchaser contained in any Acquisition Agreement (but excluding any such misrepresentation or breach of warranty which Seller expressly waived in writing under Section 8.1(a) of this Agreement on or before the Closing Date);

                              (b)     Any Assumed Liabilities;

                              (c)     Any loss, damage, claim or liability
incurred by Seller arising from the operation of the Business after the Closing Date;

                              (d)     Any liability arising out of any acts or
omissions of Purchaser or any fiduciaries or trustees of any employee benefit plan of Purchaser as defined in Section 3.3 of ERISA occurring after the Closing Date in connection with the operation or administration of any such employee benefit plan of Purchaser, and Purchaser's obligations and liabilities arising out of the continued participation by Employees after the Closing Date in health and medical plans of Seller pursuant to Section 10.11(viii).

                              (e)     Any tax with respect to the Business or
Assets arising from taxable periods or portions thereof beginning after the Closing Date and all Sales Taxes;

                              (f)     The nonfulfillment of any covenant or
agreement by Purchaser contained in any Acquisition Agreement; and

                              (g)     Any Environmental Liabilities of
Purchaser.

                       11.2   Indemnification by Seller and Shareholder.
Seller and Shareholder shall jointly and severally indemnify Purchaser and hold harmless Purchaser and all of its officers, directors, employees, shareholders and agents from and against all liabilities, obligations, claims, losses, costs, damages and expenses, including reasonable attorneys' fees and accountants' fees incurred in prosecuting or defending any claim for any such liability, loss or damage (collectively, "Purchaser's Losses") arising out of or resulting from:

                              (a)     The untruth or inaccuracy of any
representation or breach of warranty by Seller or Shareholder contained in any Acquisition Agreement (but excluding any such misrepresentation or breach of warranty which Purchaser expressly waived in writing under Section 7.1(b) of this Agreement on or before the Closing Date or with respect to Required Consent Contracts which are dealt with in Section 11.2(j));

                              (b)     Any Excluded Liabilities;

                              (c)     Any failure to comply with any applicable
transfer or bulk sales law;

                              (d)     Any income, franchise or any other tax
imposed on income or gain realized by Seller or Shareholder as a result of the transactions contemplated hereby and Other Transfer Taxes;

                              (e)     Any tax with respect to the Assets or the
Business for taxable years or portions thereof ending on or before the Closing Date;

                              (f)     Any liability resulting from the failure
of Seller to provide (i) all notices required by the WARN Act and COBRA and
(ii) continuation coverage as required by COBRA;

                              (g)     Any liability arising out of any acts or
omissions of Seller or any fiduciaries or trustees of any Employee Benefits Plan of Seller as defined in Section 3(3) of ERISA in connection with the operation or administration of any such employee benefit plan of Seller;

                              (h)     The nonfulfillment of any covenant or
agreement by Seller or Shareholder contained in any Acquisition Agreement;

                              (i)     Any Environmental Liabilities of Seller;
and

                              (j)     The untruth or inaccuracy of any
representation or warranty with respect to any Required Consent Contract.

                       11.3   Procedure for Indemnification.

                              (a)     If any party hereto shall claim
indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "indemnitee") shall promptly notify the party from whom indemnification is sought (the "indemnitor") in writing of the basis for such claim or demand, setting forth the nature of the claim or demand in reasonable detail. The indemnitor shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim for indemnification. The failure of the indemnitee to so notify the indemnitor shall not relieve the indemnitor of any indemnification obligation hereunder unless the indemnitor shall have been materially prejudiced thereby. In the event the indemnitor undertakes to compromise or defend any such claim or demand, it shall promptly notify the indemnitee in writing of its intention to do so and shall give the indemnitee such security in that regard as the indemnitee reasonably may request. The indemnitee shall fully cooperate with the indemnitor and its counsel in the defense or compromise of such claim or demand, provided that all reasonable out-of-pocket expenses incurred by indemnitee shall be paid by indemnitor. After the assumption of the defense by the indemnitor, the indemnitor shall not be liable for any legal or other expenses subsequently incurred by the indemnitee, in connection with such defense, other than reasonable costs of investigation, but the indemnitee may participate in such defense at its own expense. If the indemnitor fails or refuses to undertake such defense within thirty (30) days after receiving notice that a claim has been made, the indemnitee shall have the right to assume and control the defense of such claim in such manner as it deems appropriate, at the sole cost and expense of the indemnitor, which shall not be unreasonably withheld. No settlement of a third party claim or demand defended by the indemnitee shall be made without the written consent of the indemnitor. The indemnitor shall not, except with the written consent of the indemnitee, consent to the entry of a judgment or settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnitee of an unconditional release from all liability in respect of such third party claim or demand.

                              (b)     If either party shall claim
indemnification hereunder for any claim other than third party claims, the indemnitee shall promptly notify the indemnitor in writing of the basis for such claim, setting forth the nature and amount of the claim in reasonable detail; and after determination of the validity therefor payment shall be made by the indemnitor.

                              (c)     Interest shall accrue on the unpaid
amount of all indemnification obligations hereunder at the rate of 8% per annum based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on a 365 day year, provided that such indemnification obligation is not being contested in good faith.

                       11.4 Period of Indemnity. The indemnities contained in this Article XI shall expire as follows:

                              (a)     Purchaser's indemnification obligations,

                                      (i)   under Section 11.1(a) shall expire
on the first anniversary of the Closing Date;

                                      (ii)  under Section 11.1(f) shall expire
                    on the second anniversary of the date Seller knew or should have known that Purchaser had not fulfilled the covenant or agreement;

                                      (iii) there shall be no limitation period
                    with respect to Purchaser's indemnification obligations under Section 11.1(b), (c), (d), (e) and (g) which shall survive the Closing Date indefinitely, and

                              (b)     Seller's and Shareholder's
indemnification obligations,

                                      (i)   under Section 11.2(a) shall expire
                    on the first anniversary of the Closing Date;

                                      (ii)  under Section 11.2(j) shall expire
                    on the first anniversary of the date of the assignment, or other transfer of the applicable Required Consent Contract to Purchaser;

                                      (iii) under Section 11.2(h) shall expire
                    on the second anniversary of the date Purchaser knew or should have known that Seller had not fulfilled the covenant or agreement;

                                      (iv)  There shall be no limitation period
                    with respect to Seller's and Shareholder's indemnification obligations under Sections 11.2(b), (c), (d), (e), (f), (g) and (i) which shall survive the Closing Date indefinitely.

                              (c)     Notwithstanding the foregoing, with
respect to Seller's or Shareholder's Losses or Purchaser's Losses, as the case may be, as to which notice has been





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


given pursuant to Section 11.3, the indemnification period shall be extended until the final resolution of such loss.

                       11.5 Limitation of Liability. The obligations and liabilities of Purchaser and Seller and Shareholder for indemnification hereunder shall be subject to the following limitations; provided, however, that no such limitation shall apply to Seller's and Shareholders' indemnification obligations under Sections 11.2(b), (c), (d), (e), (f), (g),
(h), (i), and (j) or to Purchaser's indemnification obligations under Sections 11.1(b), (c), (d), (e), (f) and (g).

                              (a)     No claim for indemnification shall be
asserted by any party hereto unless the amount of the losses, cost, damages or expenses with respect to such claim exceeds $10,000 and no indemnification shall be required to be made by any indemnifying party with respect to any Loss of an indemnitee under this Article XI until the aggregate amount of the indemnitee's Losses exceeds an amount equal to $100,000, and then only to the extent of the excess of such aggregate amount.

                       11.6 Exclusive Remedy: Survival. The parties hereto agree that the remedies provided by this Article shall be exclusive with respect to the claims brought under Sections 11.1 and 11.2; provided, however, that the remedies provided in this Article shall not preclude any party from pursuing any other remedy not for a breach of contract such as relating to a cause of action in tort. The parties hereto agree that the representations and warranties of Purchaser and Seller shall survive only to the extent provided in
Section 11.4.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                       12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                              (a)     by mutual written consent of Purchaser
and Seller;

                              (b)     by written notice by either Purchaser, on
the one hand, or Seller or Shareholder on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party in the representations and warranties or covenants set forth in this Agreement; or

                              (c)     by written notice by either Purchaser or
Seller if the Material Changes identified in 6.2(g) or (j) have occurred, or if the Closing has not occurred by March 31, 1993, provided that neither Purchaser nor Seller will be entitled to terminate this Agreement pursuant to this subsection if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby. A decision not to terminate the Agreement after notice of a material misrepresentation or breach of warranty or covenant prior to Closing, receipt of which notice is acknowledged in writing by Purchaser or Seller, as the case may be, shall constitute a waiver thereof as provided in Sections 7.2 and 8.2.

                       12.2 Liability on Termination. In the event of termination of this Agreement as provided in Section 12.1, above, neither party hereto shall have any liability hereunder of any nature whatsoever to the other, except for expenses as provided in Section 12.3, including any liability for damages.

                       12.3 Expenses. Except as otherwise specifically provided herein, each party shall pay its own expenses, including fees of counsel and accountants incurred in connection with the Acquisition Agreements and the transactions contemplated hereby and thereby.

                       12.4 Bulk Sales Compliance. Purchaser, Seller and Shareholder waive compliance with the provisions of the applicable statutes relating to bulk transfers and bulk sales. Seller and Shareholder jointly and severally shall indemnify and hold harmless Purchaser from and against any and all losses, costs, damages, claims and expenses (including reasonable attorneys' fees), which Purchaser may sustain by reason of Seller's or Shareholder's failure to comply with any bulk transfer or bulk sales laws. Nothing in this Section shall estop or prevent Purchaser from asserting, as a bar or defense to any action or proceeding brought under any bulk transfer or bulk sales law, that such law is not applicable to the sale contemplated by this Agreement.

                       12.5 Survival. All representations, warranties, covenants and agreements made in this Agreement and any other Acquisition Agreement or in any statement, deed, certificate, instrument or other document delivered pursuant hereto or thereto or otherwise in connection herewith or therewith -- each of which representations, warranties, covenants and agreements is strictly relied upon -- shall survive the Closing in accordance with the provision with respect thereto of Section 11.4.

                       12.6 Public Announcements. From and after the date hereof, except as Purchaser and Seller may otherwise agree, neither Purchaser nor Seller or Shareholder shall make any release of information regarding matters relating to the transactions contemplated hereby except (i) Purchaser and Seller may each continue such communications with their respective employees, customers, licensees, suppliers, lenders and lessors as may be necessary or appropriate and not inconsistent with the best interests of the other party for the prompt consummation of the transactions contemplated by this Agreement or (ii) as required by law; provided, however, that Purchaser and Seller shall use their best efforts to consult with each other prior to making a public announcement regarding matters relating to the transactions contemplated by this Agreement.

                       12.7 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt if delivered in person or by facsimile transmission if confirmed by return facsimile transmission, (ii) one business day after notice is sent by Federal Express or some other reputable overnight courier, or (iii) three days after such notice is mailed by certified or registered mail, return receipt requested, postage pre-paid, and addressed as follows:

                       (i)    if to Purchaser:

                              Pacific Scientific Company
                              620 Newport Center Drive,
                                Suite 700
                              Newport Beach, CA 92658
                              Attention:       Mr. Richard V. Plat,
                                               Executive Vice President
                              Telephone No.  (714) 720-1714
                              FAX No.  (714) 720-1083
                       with a copy to:

                              Siobhan McBreen Burke, Esq.
                              Paul, Hastings, Janofsky & Walker
                              555 South Flower Street, 23rd fl
                              Los Angeles, CA 90071
                              Telephone No. (213) 683-6282
                              FAX No. (213) 627-0705

                       and

                       (ii)   if to Seller:

                              UniDynamics/Phoenix, Inc.
                              c/o Crane Co.
                              100 First Stamford Place
                              Stamford, CT  06902
                              Attention: Secretary
                              Telephone No. (203) 363-7300
                              FAX No. (203) 363-7350

                       with copy to:

                              Paul R. Hundt, Esq.
                              General Counsel
                              Crane Co.
                              100 First Stamford Place
                              Stamford, CT  06902
                              Telephone No. (203) 363-7220
                              FAX No. (203) 363-7350

or such other addresses as may be specified by either party hereto pursuant to notice given by such party in accordance with the provisions of this Section 12.7.

                       12.8 Benefit of the Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

                       12.9 Headings. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

                       12.10 Entire Agreement. The Acquisition Agreements contain the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede all prior agreements of the parties relating to the subject matter hereof, including without limitation that certain letter of intent dated November 5, 1992 among the parties, as amended, and no other representations, promises, agreement or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof.

                       12.11 Number. Wherever from the context it appears appropriate, each item stated in either the singular or plural herein shall be deemed to include the other without otherwise changing the meaning thereof.

                       12.12 Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated subsequent to the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

                       12.13 Assignment. This Agreement may not be assigned by any party without prior written consent of the other parties.

                       12.14 Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

                       12.15 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       12.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                       12.17 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

                       12.18 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns or personal representatives, any interest in, or any rights or remedies under or by reason of, this Agreement.

                       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

SELLER:

UNIDYNAMICS/PHOENIX, INC.



By: _____________________________
            PRESIDENT


SHAREHOLDER:

UNIDYNAMICS CORPORATION



By:_____________________________
         VICE PRESIDENT



BUYER:

PACSCI ACQUISITION, INC.



By:_____________________________
        VICE PRESIDENT

                          LIST OF SCHEDULES & EXHIBITS

                                   SCHEDULES:



1.2                  Accounts Receivable as of 2/28/93
1.18                 Customer Furnished Material (identified to Exclude A/Rs)
1.19                 Customer Owned Equipment-Listed
1.20                 Employee Benefit Plans - included Pension Plans (have to have provided copies of plans or summaries)
1.26                 Excluded Accounts Receivable
1.29                 February Balance Sheet
1.32                 Interim Financial Statements
1.40                 Permitted Exceptions
1.41                 Personal Property List
1.45                 Prepaid Expense
1.48                 Proprietary Rights
1.55                 Required Consent Contracts
1.65                 Terminated Contract Inventory
1.68                 Year-End Financial Statements
2.3                  Other Excluded Assets
3.5                  Allocation of Purchase Price
4.4                  Required Consents of Seller
4.8                  Contracts in excess of $10,000
4.9                  Pending Litigation
4.10(a)              Product Liability and Warranty Claims
4.10(b)              Express Warranties
4.11                 Inventories Sold Since February 28, 1993
4.13                 Infringements upon Third Party Intellectual Property Rights
4.14                 Off-site Personal Property
4.16                 Permits & Licenses
4.17                 Employees
4.19                 OSHA Citations
4.20                 Environmental Problems on Real Estate and Leased Real Estate
4.24                 Ten Largest Customers & Suppliers (1991 and 1992)
4.25                 List of Insured Risks
5.5                  Required Consents of Purchase
5.8                  Purchaser's Pending Litigation
5.9                  Purchaser's Security Clearances
10.7                 Environmental Report on Leased Real Estate
10.11                Dubois Letter

                                    EXHIBITS

A.                   Assumption of Liabilities Agreement
B.                   Lease
C.                   Bill of Sale and General Assignment
D.                   Opinion of Seller's Counsel
E.                   Guaranty of Crane Co.
F.                   Opinion of Purchaser's Counsel
G.                   Guaranty of Pacific Scientific Company